                                                     CONTACT: INVESTOR RELATIONS

                                                           HENRY R. MANDELL, CEO
                                            SPATIALIZER AUDIO LABORATORIES, INC.
                                                             408-453-4180 EXT. 4
                                                        investor@spatializer.com


                  SPATIALIZER AUDIO LABORATORIES, INC. REPORTS
                      SECOND QUARTER 2004 OPERATING RESULTS


      San Jose, Calif., August 9, 2004- Spatializer Audio Laboratories, Inc. (OTC Bulletin Board:SPAZ) today announced financial results for the second quarter ended June 30, 2004.

      Revenues for the three months ended June 30, 2004 were $235,000, compared to revenues of $251,000 in the comparable period last year, a decrease of 6%. Revenues for the six months ended June 30, 2004 were $406,000, compared to revenues of $583,000 in the comparable period last year, a decrease of 30%.

      Net loss in the three months ended June 30, 2004 was $123,000, ($0.00) basic per share, compared with net loss of $212,000 ($0.00) basic per share in the comparable period last year. Net loss in the six months ended June 30, 2004 was $247,000, ($0.01) basic per share, compared with net loss of $287,000 ($0.01) basic per share in the comparable period last year.

      Revenues in the three months ended June 30, 2004 were slightly lower due to fluctuations in royalty rates based on the customer mix. The decline in year-to-date revenue resulted from the expiration of a licensing agreement with a major computer account in January 2003 ($75,000 reduction) and the effects of cost reductions by DVD player accounts resulting in outsourcing to manufacturers in China who generally decline to pay for such software or where features must be eliminated to achieve manufacturing cost targets. This resulted in an additional reduction in revenue of $100,000. This was partially offset by an increase in revenues from cell phone accounts that started shipping commercial quantities with our technologies in the first quarter.

      The net loss in the current quarter and year-to-date resulted from decreased revenues, partially offset by reduced operating expenses.

      At June 30, 2004, the Company had $371,000 in cash and cash equivalents as compared to $590,000 at December 31, 2003. The decrease in cash and cash equivalents is attributed to the net loss. The Company had working capital of $534,000 at June 30, 2004 as compared with working capital of $792,000 at December 31, 2003.

      "Our Company continues its transition primarily from DVD player derived revenue to a more diversified revenue base from growing markets such as cell phones and personal computers," stated Henry R. Mandell, chairman and chief executive officer of Spatializer Audio Laboratories, Inc. "It is difficult to get revenue traction during such a transition, especially when new revenue streams, dependent upon the marketing plans of our licensees, are being brought on-line while other older licenses are in decline."

      Henry R. Mandell concluded, "While these are not satisfactory operating results, there is reason for encouragement. First, we have had meaningful and tangible success in developing new outlets for our technology, as evidenced by the recent launch of a new cellular handset from Sanyo for the au system in Japan and our new retail and licensing relationship with InterVideo for the PC market. Second, we expect continued growth from these and other dynamic markets in the future that should give us the diversification and revenue traction necessary for sustained growth. Lastly, our streamlined operating structure gives us the ability to maximize profit leverage on any new substantial licensing arrangements that we might conclude in the future."

ABOUT SPATIALIZER

Spatializer Audio Laboratories Inc. is a leading developer, licensor and marketer of next-generation technologies for the consumer electronics, computing and entertainment industries. The company's advanced audio technology is incorporated into consumer electronics audio and video products from global brand leaders including Toshiba, Samsung and Sharp, among others. Spatializer stock is traded on the OTC Bulletin Board under the symbol: SPAZ. The company is headquartered in San Jose, CA, with executive offices in Westlake Village, CA and representative offices throughout Japan and in Korea. Further information may be obtained from the company's web site, www.spatializer.com, Spatializer SEC filings, and by contacting the company's Investor Relations Department at 408-453-4180 or by writing to investor@spatializer.com.

Safe Harbor Act Statement Under the Private Securities Litigation Reform Act of 1995: Certain information in this background news release, including the comments by Mr. Mandell in this press release are forward looking statements that are based on management's belief, as well as assumptions made by, and information currently available to management. While the company believes that its expectations are based upon reasonable assumptions, there can be no assurances that the company's financial goals will be realized. Numerous uncertainties and risk factors may affect the company's actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the company. These uncertainties and risk factors include, but are not limited to the continued need for additional capital, dependence on new technology and intellectual property, dependence on the PC and consumer electronics industries, dependence on product shipments of third-party licensees, dependence on third-party technology integrators or chip suppliers, competition and pricing pressures, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.

NOTICES: Spatializer is a registered and trademark of Desper Products, Inc. Desper Products, Inc. is a wholly owned subsidiary of Spatializer Audio Laboratories, Inc. Copyright (C) 2004 Spatializer Audio Laboratories, Inc.

                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                      FOR THE THREE MONTH PERIOD ENDED    FOR THE SIX MONTH PERIOD ENDED
                                      ------------------------------      ------------------------------
                                         JUNE 30,          JUNE 30,          JUNE 30,          JUNE 30,
                                           2004              2003              2004              2003
                                      ------------      ------------      ------------      ------------
Revenues:
  License Revenues                    $         --      $         --      $         --     $         --
  Royalty Revenues                         234,860           250,902           405,539           583,280
  Product Revenues                              --                --                --                --
                                      ------------      ------------      ------------      ------------
                                           234,860           250,902           405,539           583,280
Cost of Revenues                            18,133            22,497            35,138            58,439
                                      ------------      ------------      ------------      ------------
Gross Profit                               216,727           228,405           370,401           524,841

Operating Expenses:
  General and Administrative               206,284           236,135           372,913           392,537
  Research and Development                 106,223           102,141           201,788           211,144
  Sales and Marketing                       21,859            99,553            35,478           201,692
                                      ------------      ------------      ------------      ------------
                                           334,366           437,829           610,179           805,373
                                      ------------      ------------      ------------      ------------
Operating (Loss)                          (117,639)         (209,424)         (239,778)         (280,532)

Interest and Other Income                      948             1,972             1,889             4,464
Interest and Other Expense                  (4,168)           (5,009)           (6,766)           (7,822)
                                      ------------      ------------      ------------      ------------
                                            (3,220)           (3,037)           (4,877)           (3,358)
                                      ------------      ------------      ------------      ------------
(Loss) Before Income Taxes                (120,859)         (212,461)         (244,655)         (283,890)

Income Taxes                                (2,400)               --            (2,400)           (3,020)
                                      ------------      ------------      ------------      ------------
Net (Loss)                            $   (123,259)     $   (212,461)     $   (247,055)     $   (286,910)
                                      ============      ============      ============      ============
Basic and Diluted (Loss) Per Share    $      (0.00)     $      (0.00)     $      (0.01)     $      (0.01)
                                      ============      ============      ============      ============
Weighted Average Shares
  Outstanding                           46,975,365        47,406,939        46,975,365        47,406,939
                                      ============      ============      ============      ============

                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                     JUNE 30,         DECEMBER 31,
                                                                       2004               2003
                                                                   ------------      ------------
                                                                    (unaudited)
Current Assets:
     Cash and Cash Equivalents                                     $    371,264      $    589,797
     Accounts Receivable, net                                           345,348           345,411
     Prepaid Expenses and Deposits                                       55,519            35,430
                                                                   ------------      ------------
Total Current Assets                                                    772,131           970,638

Property and Equipment, net                                              37,668            42,022
Intangible Assets, net                                                  181,881           192,485
                                                                   ------------      ------------
Total Assets                                                       $    991,680      $  1,205,145
                                                                   ============      ============

                              LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
     Notes Payable to Related Party, Short Term                          37,500            37,500
     Note Payable                                                        55,057                --
     Accounts Payable                                                    11,191            21,466
     Accrued Wages and Benefits                                          59,379            36,973
     Accrued  Professional Fees                                          10,000            20,000
     Accrued Commissions                                                 34,535            33,856
     Accrued Expenses                                                    30,197            28,197
                                                                   ------------      ------------
Total Current Liabilties                                                237,859           177,992
     Notes Payable to Related Party, Long Term                           44,469            70,746

Commitments and Contingencies

     Series B-1, Redeemable Convertible Preferred shares,
        $.01 par value, 1,000,000 shares authorized,
        102,762 shares issued and outstanding at June 30, 2004
        and December 31, 2003                                             1,028             1,028
Shareholders' Equity:
     Common shares, $.01 par value, 65,000,000 shares
        authorized, 46,975,365 shares
        issued and outstanding at June 30, 2004 and
        December 31, 2003                                               469,754           470,159
     Additional Paid-In Capital                                      46,429,020        46,428,615
     Accumulated Deficit                                            (46,190,450)      (45,943,395)
                                                                   ------------      ------------
Total Shareholders' Equity                                              708,324           955,379
                                                                   ------------      ------------
                                                                   $    991,680      $  1,205,145
                                                                   ------------      ------------

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